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     After the merger discussed in Note 2 to the Financial Statements is effected, we will be in a position to render the following consent.

                                          /s/ COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
April 28, 1998

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated February 3, 1998, except as to the information presented in
Note 2, for which the date is ________ on our audits of the Financial Statements of Professional Detailing, Inc. We also consent to the references to our firm under the caption 'Experts' and 'Selected Financial Data.'

Parsippany, New Jersey
April   , 1998